Exhibit 4.3

OFFICER’S CERTIFICATE PURSUANT TO SECTIONS 102 AND 301 OF THE INDENTURE

In connection with the issuance by CRH America Finance, Inc. (the “Company”) of $750,000,000 aggregate principal amount of 5.400% Guaranteed Notes due 2034 (the “Securities”) fully and unconditionally guaranteed by CRH plc (the “Guarantor,” and such guarantees, the “Guarantees”), we, authorized signatories of the Company and the Guarantor, respectively, hereby certify pursuant to Section 102 and 301 of the Indenture, dated as of May 21, 2024, between the Company, the Guarantor, and The Bank of New York Mellon, as Trustee (the “Trustee”) (the “Indenture”) and pursuant to the authorization of the Board of Directors of the Company by resolutions adopted on May 1, 2024 and the authorization of the Board of Directors of the Guarantor by resolutions adopted on April 26, 2024, respectively, each hereby confirm as follows:

1. We have read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, including Sections 102 and 301 thereof, and the definitions in the Indenture relating thereto.

2. We have examined the resolutions of the Board of Directors of the Company and the Guarantor relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, as applicable, and such other corporate records of the Company and the Guarantor and other documents deemed necessary as a basis for the opinion hereinafter expressed.

3. In the opinion of the undersigned, such examination is sufficient to enable each of the undersigned to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.

4. Each of the undersigned are of the opinion that the covenants and conditions referred to above have been complied with.

5. Each of the undersigned hereby confirms that the following terms and conditions of the Securities were established in accordance with Section 301 of the Indenture:

Title:	5.400% Guaranteed Notes due 2034

Issue Price:	99.626%

Issue Date:	May 21, 2024

Limit of Aggregate Principal Amount:	$750,000,000

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

Form of Securities:	The Securities will be issued in the form of two global notes in the amounts of US$500,000,000 and US$250,000,000 that will be deposited with The Depository Trust Company, New York, New York (“DTC”) on May 21, 2024. The global notes will be issued to DTC and will be executed and delivered in substantially the form attached hereto as Exhibit A. The Company will not issue certificated notes except in certain circumstances as described in the Prospectus Supplement dated May 14, 2024 to the Prospectus dated May 10, 2024.

Principal Payment Date:	May 21, 2034, unless redeemed earlier at the option of the Company or the Guarantor

Maturity:	May 21, 2034

Interest:

5.400% per annum, accruing from May 21, 2024, payable semi-annually in arrears on May 21 and November 21 of each year to holders of record at the close of business on May 6 or November 6, commencing November 21, 2024

If any Interest Payment Date (as defined in the Indenture) is not a Business Day (as defined in the Indenture), the Company shall pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date

Place of Payment of Principal, Premium and Interest:	The Bank of New York Mellon 240 Greenwich Street, Floor 7E New York, New York 10286 United States of America

Notices and Demands to Company:	900 Ashwood Parkway Suite 600 Atlanta, GA 30338 United States of America Attn: Jim Mintern

Notices and Demands to Guarantor:	Stonemason’s Way, Rathfarnham, Dublin 16, Ireland Attn: Company Secretary

or

C T Corporation System 28 Liberty Street New York, NY 10005 United States of America

Notices and Demands to Underwriters:

HSBC Securities (USA) Inc.

66 Hudson Boulevard

New York, New York 10001

United States of America

Email: tmg.americas@us.hsbc.com

Attention: Transaction Management Group

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Attention: Investment Grade Syndicate Desk

Fax: +1 (212) 834-6081

Santander US Capital Markets LLC

437 Madison Avenue

New York, NY 10022

United States of America

Fax for notices: +1 (212) 407-0930

Email for notices: DCMAmericas@santander.us

Attention: Debt Capital Markets

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, NY 10017

United States of America

Attention: DCM – Transaction Advisory

Email: ustransactionadvisory@tdsecurities.com

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

United States of America

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Notes and Demands to Trustee:	The Bank of New York Mellon 240 Greenwich Street, Floor 7E New York, New York 10286 United States of America

Tax Redemption:	As set forth in Section 1108 of the Indenture, in the event of certain tax law changes that would require the Guarantor to pay additional amounts with respect to the Securities or withhold taxes from certain payments to the Company, the Company or the Guarantor may call all, but not less than all, of the Securities for redemption at 100% of the principal amount, plus accrued and unpaid interest to the date of redemption

Optional Redemption:

As set forth in the form of Securities attached hereto as Exhibit A, the Securities will be redeemable at the Company’s option, in whole at any time or in part from time to time. At any time prior to February 21, 2034 (the date that is three months prior to the maturity date of the Securities) (the “Par Call Date”), upon optional redemption the Company will pay a redemption price equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in Exhibit A) plus 15 basis points less (b) interest accrued to (but excluding) the date of redemption, plus, in each case, accrued and unpaid interest on the principal amount of the Securities to be redeemed to (but excluding) the date of redemption.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

Change of Control Repurchase Event:	As set forth in the form of Securities attached hereto as Exhibit A, if a change of control repurchase event occurs, unless the Company or the Guarantor has exercised its right to redeem the Securities in full, the Company will make an offer to each holder of Securities to repurchase all or, at such holder’s option, any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of such Securities repurchased, plus any accrued and unpaid interest on such Securities repurchased to the date of repurchase.

Defeasance and Discharge of Securities (Sections 1302 and 1303 of the Indenture):	Applicable

Additional Amounts:	As set forth in Section 1004 of the Indenture, Additional Amounts (as defined therein) will be payable by the Guarantor

Other Terms of the Securities:	The other terms of the Securities shall include such other terms as are set forth in the form of Securities attached hereto as Exhibit A and in the Indenture

Dated: May 21, 2024

CRH America Finance, Inc.

By:	/s/ Paul Valentine
	Name:	Paul Valentine
	Title:	Director

[Signature Page to §102 and §301 Officer’s Certificate]

CRH plc

By:	/s/ Anthony Fitzgerald
	Name:	Anthony Fitzgerald
	Title:	Authorized Signatory

[Signature Page to §102 and §301 Officer’s Certificate]

EXHIBIT A

Form of Global Notes

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CRH AMERICA FINANCE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CRH AMERICA FINANCE, INC.

5.400% GUARANTEED NOTES DUE 2034

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,

AND INTEREST, FULLY AND UNCONDITIONALLY GUARANTEED BY CRH PLC

Registered
No. 001	$500,000,000

CUSIP No. 12636Y AE2
ISIN No. US12636YAE23

CRH America Finance, Inc., a company organized under the laws of the State of Delaware (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars on May 21, 2034, and to pay interest thereon from May 21, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 21 and November 21 in each year, commencing November 21, 2024 at the rate of 5.400% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 6 or November 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual or electronic signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated: May 21, 2024

CRH America Finance, Inc.
As Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon
As Trustee

By:
Authorized Officer

(REVERSE)

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 21, 2024 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Issuer, CRH plc, a public limited company organized under the laws of the Republic of Ireland, (the “Guarantor”, which term includes any successor Person under the Indenture) and The Bank of New York Mellon, a New York banking corporation organized under the laws of the State of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially in aggregate principal amount to $750,000,000.

This Security is not redeemable prior to May 21, 2034 (the “Stated Maturity”), except that this Security may be redeemed in accordance with the terms specified below and pursuant to Section 1108 of the Indenture; the date specified for the Securities of this series, for purposes of said Section 1108, is May 14, 2024.

Prior to the Par Call Date, the Issuer may redeem all or part of the Securities as its option in whole at any time or in part from time to time at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) (the “Optional Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less interest accrued to (but excluding) the date of redemption, together with, in each case, accrued and unpaid interest on the principal amount of the Securities to be redeemed to (but excluding) the date of redemption. On or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date. In connection with such optional redemption the following defined terms apply:

“Par Call Date” means, February 21, 2034 (the date that is three months prior to the maturity date of the Securities).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Once notice of redemption is sent, the Securities called for redemption will become due and payable on the Redemption Date and at the Optional Redemption Price, plus accrued and unpaid interest to the Redemption Date, subject to any conditions precedent specified in such notice.

Notice of any redemption of Securities may, at the discretion of the Issuer, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. On or before any Redemption Date, the Issuer or the Guarantor shall deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. Neither the Trustee nor the paying agent shall be responsible for calculating the Redemption Price.

In the case of a partial redemption, selection of the Securities for redemption will be made by lot, in the case where the Securities are held in global form, in accordance with the applicable procedures of the Depositary. No Securities of a principal amount of $200,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the relevant Securities are held by DTC (or another depositary), DTC (or such other depositary) will determine the allocation of the Redemption Price among beneficial owners of such Securities in accordance with DTC’s (or such other depositary’s) applicable procedures.

If an Interest Payment Date, the Stated Maturity or any redemption or repayment date would fall on a day that is not a Business Day, the related payment of principal of, premium, if any, or interest on the Securities will be postponed to the next succeeding Business Day, and no interest shall accrue during the period from and after such Interest Payment Date, Stated Maturity or redemption or repayment date.

If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the Securities of this series in full as described above or has defeased the Securities as described below, the Issuer will make an offer to each Holder of the Securities of this series to repurchase all or, at the Holder’s option, any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount of Securities repurchased plus any accrued and unpaid interest on the principal amount of the

Securities repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will give notice to each Holder by providing a written notice to the Trustee at its Corporate Trust Office, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

1.	accept for payment all Securities or portions of Securities properly tendered pursuant to the offer described in the preceding paragraph;

2.	deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and

3.

deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased by the Issuer.

The Trustee will promptly mail to each Holder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all of the Securities properly tendered and not withdrawn under its offer.

In connection with such Change of Control provision, the following defined terms apply:

“Below Investment Grade Rating Event” means the Securities are downgraded to a rating that is below Investment Grade by both Rating Agencies (regardless of whether the rating prior to such downgrade was Investment Grade or below Investment Grade) on any date commencing 60 days prior to the first public announcement of any Change of Control or arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies). Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Guarantor’s Voting Stock representing a majority of the voting power of the Guarantor’s then-outstanding Voting Stock or other Voting Stock into which the Voting Stock of the Guarantor is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Guarantor’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as defined in the Indenture) (other than us or one of our subsidiaries); or (3) the first day on which a majority of the members of the Guarantor’s Board of Directors is composed of members who are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Guarantor becomes a direct or indirect wholly owned subsidiary of a person and (ii) (a) the shares of the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of such person immediately after giving effect to such transaction or (b) upon completion of such transaction, the direct or indirect Holders of the Voting Stock of such person are substantially the same as the Holders of the Guarantor’s Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, provided that no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (1) was a member of such Board of Directors on the date the Securities were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories) by Moody’s or BBB- (or the equivalent under any successor rating categories) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Inc. or any successor ratings agency.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request, to the Trustee to institute such proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee shall have failed to institute such proceeding and shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request within 60 days after its receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the Stated Maturity (or, in the case of redemption, on the Redemption Date) specified herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer or exchange, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

GUARANTEE

For value received, CRH plc, a public limited company organized under the laws of the Republic of Ireland, having its principal office at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully, unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of itself and each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security (including any additional amounts payable pursuant to Section 1004 of the Indenture in respect thereof) and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein and the payment of any of the amounts owed by the Issuer (as hereinafter defined) under the Indenture. In case of the failure of CRH America Finance, Inc., a company organized under the laws of the State of Delaware (herein called the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Guarantor under this Guarantee, then the Guarantor will pay to the Holder of a Security such additional amounts of interest as may be necessary in order that the net amounts paid to a Holder of such Security who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts (i) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer or the Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent; or

(f) any withholding or deduction imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended from time to time, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement), or

(g) any combination of items (a), (b), (c), (d), (e) or (f);

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

The Guarantor will use its commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each taxing authority imposing such taxes. The Guarantor will, upon request, make available to the holders of the Securities certified copies of tax receipts evidencing such payment by the Guarantor or if the same are not obtainable, other evidence of such payment by the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute, full, unconditional and irrevocable, and without limiting the generality of the foregoing, shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually or electronically executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

The Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

By:
Name:
Title:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO CRH AMERICA FINANCE, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CRH AMERICA FINANCE, INC.

5.400% GUARANTEED NOTES DUE 2034

PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,

AND INTEREST, FULLY AND UNCONDITIONALLY GUARANTEED BY CRH PLC

Registered
No. 002	$250,000,000

CUSIP No. 12636Y AE2
ISIN No. US12636YAE23

CRH America Finance, Inc., a company organized under the laws of the State of Delaware (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Fifty Million Dollars on May 21, 2034, and to pay interest thereon from May 21, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 21 and November 21 in each year, commencing November 21, 2024 at the rate of 5.400% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 6 or November 6 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose in New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual or electronic signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed manually or in facsimile.

Dated: May 21, 2024

CRH America Finance, Inc.
As Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon
As Trustee

By:
Authorized Officer

(REVERSE)

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 21, 2024 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Issuer, CRH plc, a public limited company organized under the laws of the Republic of Ireland, (the “Guarantor”, which term includes any successor Person under the Indenture) and The Bank of New York Mellon, a New York banking corporation organized under the laws of the State of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited initially in aggregate principal amount to $750,000,000.

This Security is not redeemable prior to May 21, 2034 (the “Stated Maturity”), except that this Security may be redeemed in accordance with the terms specified below and pursuant to Section 1108 of the Indenture; the date specified for the Securities of this series, for purposes of said Section 1108, is May 14, 2024.

Prior to the Par Call Date, the Issuer may redeem all or part of the Securities as its option in whole at any time or in part from time to time at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) (the “Optional Redemption Price”) equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less interest accrued to (but excluding) the date of redemption, together with, in each case, accrued and unpaid interest on the principal amount of the Securities to be redeemed to (but excluding) the date of redemption. On or after the Par Call Date, the Issuer may redeem the Securities, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the Redemption Date. In connection with such optional redemption the following defined terms apply:

“Par Call Date” means, February 21, 2034 (the date that is three months prior to the maturity date of the Securities).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. Once notice of redemption is sent, the Securities called for redemption will become due and payable on the Redemption Date and at the Optional Redemption Price, plus accrued and unpaid interest to the Redemption Date, subject to any conditions precedent specified in such notice.

Notice of any redemption of Securities may, at the discretion of the Issuer, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of the Securities to be redeemed. On or before any Redemption Date, the Issuer or the Guarantor shall deposit with a paying agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. Neither the Trustee nor the paying agent shall be responsible for calculating the Redemption Price.

In the case of a partial redemption, selection of the Securities for redemption will be made by lot, in the case where the Securities are held in global form, in accordance with the applicable procedures of the Depositary. No Securities of a principal amount of $200,000 or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the principal amount of the Security to be redeemed. A new Security in a principal amount equal to the unredeemed portion of the Security will be issued in the name of the Holder of the Security upon surrender for cancellation of the original Security. For so long as the relevant Securities are held by DTC (or another depositary), DTC (or such other depositary) will determine the allocation of the Redemption Price among beneficial owners of such Securities in accordance with DTC’s (or such other depositary’s) applicable procedures.

If an Interest Payment Date, the Stated Maturity or any redemption or repayment date would fall on a day that is not a Business Day, the related payment of principal of, premium, if any, or interest on the Securities will be postponed to the next succeeding Business Day, and no interest shall accrue during the period from and after such Interest Payment Date, Stated Maturity or redemption or repayment date.

If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the Securities of this series in full as described above or has defeased the Securities as described below, the Issuer will make an offer to each Holder of the Securities of this series to repurchase all or, at the Holder’s option, any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount of Securities repurchased plus any accrued and unpaid interest on the principal amount of the

Securities repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will give notice to each Holder by providing a written notice to the Trustee at its Corporate Trust Office, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

1.	accept for payment all Securities or portions of Securities properly tendered pursuant to the offer described in the preceding paragraph;

2.	deposit with the Trustee an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and

3.

deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being purchased by the Issuer.

The Trustee will promptly mail to each Holder of Securities properly tendered the purchase price for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided that each new Security will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all of the Securities properly tendered and not withdrawn under its offer.

In connection with such Change of Control provision, the following defined terms apply:

“Below Investment Grade Rating Event” means the Securities are downgraded to a rating that is below Investment Grade by both Rating Agencies (regardless of whether the rating prior to such downgrade was Investment Grade or below Investment Grade) on any date commencing 60 days prior to the first public announcement of any Change of Control or arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies). Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Guarantor’s Voting Stock representing a majority of the voting power of the Guarantor’s then-outstanding Voting Stock or other Voting Stock into which the Voting Stock of the Guarantor is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Guarantor’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as defined in the Indenture) (other than us or one of our subsidiaries); or (3) the first day on which a majority of the members of the Guarantor’s Board of Directors is composed of members who are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) the Guarantor becomes a direct or indirect wholly owned subsidiary of a person and (ii) (a) the shares of the Voting Stock of the Guarantor outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, at least a majority of the Voting Stock of such person immediately after giving effect to such transaction or (b) upon completion of such transaction, the direct or indirect Holders of the Voting Stock of such person are substantially the same as the Holders of the Guarantor’s Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, provided that no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (1) was a member of such Board of Directors on the date the Securities were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent under any successor rating categories) by Moody’s or BBB- (or the equivalent under any successor rating categories) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Moody’s” means Moody’s Investors Service Inc. or any successor ratings agency.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor rating agency.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Issuer or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have the right to institute any proceeding with respect to the Indenture, the Guarantee endorsed hereon, this Security or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (b) the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request, to the Trustee to institute such proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee shall have failed to institute such proceeding and shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request within 60 days after its receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the Stated Maturity (or, in the case of redemption, on the Redemption Date) specified herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer or exchange, the Issuer, the Guarantor, the Trustee and any agent of the Issuer, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

GUARANTEE

For value received, CRH plc, a public limited company organized under the laws of the Republic of Ireland, having its principal office at Stonemason’s Way, Rathfarnham, Dublin 16, D16 KH51, Ireland (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby fully, unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of itself and each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security (including any additional amounts payable pursuant to Section 1004 of the Indenture in respect thereof) and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable (subject to any period of grace provided with respect thereto), whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein and the payment of any of the amounts owed by the Issuer (as hereinafter defined) under the Indenture. In case of the failure of CRH America Finance, Inc., a company organized under the laws of the State of Delaware (herein called the “Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Guarantor is incorporated shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Guarantor under this Guarantee, then the Guarantor will pay to the Holder of a Security such additional amounts of interest as may be necessary in order that the net amounts paid to a Holder of such Security who, with respect to any such tax, assessment, or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Security to which such Holder is entitled; provided, however, that the Guarantor shall not be required to make any payment of additional amounts (i) for or on account of any such tax, assessment or governmental charge imposed by the United States or any political subdivision or taxing authority thereof or therein or (ii) for or on account of:

(a) any tax, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (ii) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c) any tax, assessment, or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, premium, if any, or interest on, the Securities;

(d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Security with a request of the Issuer or the Guarantor addressed to the Holder (i) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (ii) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (i) or (ii), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(e) any withholding or deduction required to be made with respect to a Security presented for payment by or on behalf of a Holder of such Security who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent; or

(f) any withholding or deduction imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended from time to time, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (or any law implementing such an intergovernmental agreement), or

(g) any combination of items (a), (b), (c), (d), (e) or (f);

nor shall additional amounts be paid with respect to any payment of the principal of, premium, if any, or interest on any Security to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the Holder of the Security.

The Guarantor will use its commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each taxing authority imposing such taxes. The Guarantor will, upon request, make available to the holders of the Securities certified copies of tax receipts evidencing such payment by the Guarantor or if the same are not obtainable, other evidence of such payment by the Guarantor.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute, full, unconditional and irrevocable, and without limiting the generality of the foregoing, shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502 of such Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually or electronically executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

The Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

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